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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report:                    March 28, 2001
              (Date of earliest event reported): (March 27, 2001)


                               WORLD ACCESS, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)


   DELAWARE                        0-29782                      58-2398004
   --------                        -------                      ----------
  (State of                 (Commission File No.)            (I.R.S. Employer
Incorporation)                                              Identification No.)


                      945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
                      -----------------------------------
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

         On March 27, 2001, World Access announced that it had retained UBS Warburg to explore alternatives to restructure its debt obligations and identify additional sources of capital.

         On February 15, 2001, World Access announced that management believed fourth quarter 2000 results would be worse than previous expectations and guidance, and that, as a result, it was pursuing a financial restructuring, which included a tentative agreement with holders of its 13.25% Senior Notes (the "Notes") to restructure that obligation, as well as a new credit line and a tentative agreement with a vendor to restructure a current trade obligation.

         While World Access has not yet finalized its fourth quarter and year-end 2000 financial results, management confirms that revenues for the quarter were approximately 15% below its original guidance, and advises that the Company incurred significant EBITDA and Net Earnings losses. Operating Losses resulted principally from the revenue shortfall, gross margins that were significantly lower than planned and additional bad debt reserves. Net earnings were also impacted by a significant goodwill write-down and a loss on World Access' investment in BATM Advanced Communications Ltd. (London Stock Exchange:
BVC).

         As a consequence of the preliminary results for the fourth quarter, World Access' management has revised its operating forecast, and now believes that available cash is insufficient to both fund the revised tentative agreement with the holders of the Notes and provide sufficient cash for operations. In light of this information, World Access is seeking a financial restructuring of significantly greater proportions than that announced in its press release dated February 15, 2001.

         UBS Warburg is expected to initiate further discussions with the holders of the Notes, evaluate the restructuring of other obligations, and seek sources of new private equity capital. While World Access' management believes that a significant restructuring is possible and in the best interest of World Access shareholders and creditors, there can be no assurance of a successful restructuring. If World Access is not able to restructure existing obligations and attract new capital, it may find it necessary to seek protection under Chapter 11 of the U.S. Bankruptcy Code.

         This Form 8-K may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially. These risks include: inability to obtain adequate financing or financing on terms acceptable or favorable to World Access; inability to restructure existing debt obligations; potential inability to identify, complete and integrate acquisitions; difficulties in expanding into new business activities; delays in new service offerings; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in World Access' SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1999, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, as amended, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, its Registration Statements on Forms S-3 (No. 333-79097) and S-4 (No. 333-37750 and 333-44864), and its Report on Form 8-K dated February 21, 2001, all of which risks are incorporated by reference into this Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.



EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------

 99.1             Press Release, issued March 27, 2001




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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                          WORLD ACCESS, INC.


Date:  March 28, 2001                     By: /s/ Bryan D. Yokley
                                              ---------------------------------
                                              Bryan D. Yokley
                                              Executive Vice President and
                                              Chief Financial Officer




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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------

 99.1             Press Release, issued March 27, 2001